FORM 8-K - CURRENT REPORT

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 7, 1999

                 CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES
             (Exact name of registrant as specified in its charter)



         California                  0-10831                  95-2744492
       (State or other             (Commission             (I.R.S. Employer
       jurisdiction of             File Number)         Identification Number)
        incorporation)


                                55 Beattie Place
                              Post Office Box 1089
                       Greenville, South Carolina  29602
                    (Address of principal executive offices)


                        (Registrant's telephone number)
                                 (864) 239-1000

                                      N/A
         (Former name or former address, if changed since last report)


Item 5.   Other Events

Consolidated Capital Institutional Properties (the "Partnership" or "Registrant") was formed for the benefit of its limited partners to lend funds to Consolidated Capital Equity Partners ("CCEP"). The Partnership loaned funds to CCEP subject to a nonrecourse note with a participation interest (the "Master Loan"). As of June 30, 1999, the Partnership's investment in the Master Loan was approximately $88,000,000, less an allowance for impairment loss of approximately $17,000,000, for a net balance of approximately $71,000,000.

On September 7, 1999, CCEP sold 444 de Haro, one of the properties which secured the Master Loan, to an unaffiliated third party for net sales proceeds of approximately $22,000,000 after payment of closing costs. CCEP realized a gain on sale of approximately $17,000,000. The net proceeds from the sale will be used to repay a loan from the general partner of CCEP for approximately $650,000, with the remaining balance of approximately $20,000,000 to be paid to the Registrant as payment on the Master Loan.

The Registrant is currently evaluating its cash needs to determine what portion of the funds can be distributed to its partners in the near future.

Item 7.   Financial Statements and Exhibits

(c)   Exhibits

10.23 Purchase and Sale Contract between Western Can, Limited and Flynn Land Company, Inc. effective September 7, 1999.
10.24  First Amendment to Purchase and Sale Agreement between Western   Can,
       Limited and Flynn Land Company, Inc. effective September 7, 1999.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES

                           By: ConCap Equities, Inc.
                               Its General Partner

                           By: /s/Patrick J. Foye
                               Patrick J. Foye
                               Executive Vice President and Director

                          Date: September 21, 1999